Exhibit 1.A.(b)(1): Form of Selling Agreement for American Enterprise Life.

Exhibit 2:          Opinion amd Consent of Counsel, dated April 25, 2000.

Exhibit 6:          Actuary Opinion, dated April 24, 2000.

Exhibit 7(a):       Actuary Consent, dated April 24, 2000.

Exhibit 7(b):       Auditors Consent, dated April 24, 2000.